Exhibit 99.1
Press Release

For more information contact:

Media Relations: Britt Zarling Vice President, Corporate Communications Fiserv, Inc. 678-375-1595 britt.zarling@fiserv.com	Investor Relations: Stephanie Gregor Vice President, Investor Relations Fiserv, Inc. 262-879-5969 stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports Fourth Quarter and Full Year 2016 Results
GAAP revenue growth of 5 percent and internal revenue growth of 4 percent in the quarter and for the year;
GAAP EPS increase of 21 percent in the quarter and 39 percent for the year;
Adjusted EPS increase of 16 percent in the quarter and 14 percent for the year;
Company expects 2017 internal revenue growth of 4 to 5 percent and adjusted EPS growth of 14 to 17 percent

Brookfield, Wis., February 8, 2017 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the fourth quarter and full year 2016.

Fourth Quarter and Full Year 2016 GAAP Results
GAAP revenue for the company increased 5 percent in the fourth quarter to $1.43 billion, driven by 7 percent growth in the Payments segment and 2 percent growth in the Financial segment, compared to the fourth quarter of 2015. Full year GAAP revenue for the company increased 5 percent in 2016 to $5.51 billion, driven by 8 percent growth in the Payments segment and 1 percent growth in the Financial segment, compared to the prior year.

GAAP earnings per share was $0.98 in the fourth quarter of 2016 and $4.15 for the full year, increasing 21 percent and 39 percent, respectively, compared to the prior year periods. GAAP earnings per share for the full year included a net investment gain of $0.39 per share in 2016 driven by the sale of a business interest at StoneRiver Group, L.P. ("StoneRiver"), a joint venture in which the company owns a 49% interest, and debt extinguishment and refinancing costs of $0.25 per share in 2015.

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GAAP operating margin was 26.1 percent in the fourth quarter of 2016 and 26.2 percent for the full year, increasing 210 basis points and 130 basis points, respectively, compared to the prior year periods.

Net cash provided by operating activities for the full year was $1.43 billion in 2016 compared with $1.35 billion in the prior year, an increase of 6 percent.

"Results in 2016 were punctuated by our 31st consecutive year of double-digit adjusted earnings per share growth, operating margin expansion and excellent free cash flow," said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. "Our strong sales performance sets us up to accelerate internal revenue growth in 2017."

Fourth Quarter and Full Year 2016 Non-GAAP Results and Additional Information

•	Adjusted revenue increased 5 percent both in the fourth quarter and for the full year to $1.35 billion and $5.21 billion, respectively, compared to the prior year periods.

•
Internal revenue growth for the company both in the fourth quarter and for the full year was 4 percent, driven by 6 percent growth in the Payments segment and 2 percent growth in the Financial segment in each period.

•	Adjusted earnings per share increased 16 percent in the fourth quarter to $1.16 and 14 percent for the full year to $4.43 compared to the prior year periods.

•	Adjusted operating margin expanded 140 basis points to 32.1 percent in the fourth quarter and 50 basis points to 32.2 percent for the full year compared to the prior year periods.

•
Free cash flow increased 8 percent to $1.08 billion for the full year compared to the prior year. Cash distributions from StoneRiver of $151 million in 2016 related to the sale of a business interest have been excluded from the company's free cash flow results.

•	Sales performance increased 22 percent in the fourth quarter and 21 percent for the full year compared to the prior year periods.

•
The company repurchased 11.9 million shares of common stock for $1.20 billion in 2016, which included 2.6 million shares of common stock for $265 million in the fourth quarter. The company announced a new 15 million share repurchase authorization in the quarter and had 20.5 million remaining shares authorized for repurchase as of December 31, 2016.

•
In January 2017, the company completed its acquisition of Online Banking Solutions, Inc., gaining additional cash management and digital business banking capabilities, which complement and enrich the company's existing solutions.

Outlook for 2017
Fiserv expects internal revenue to grow in a range of 4 to 5 percent. The company also expects adjusted earnings per share in a range of $5.03 to $5.17, which would represent growth of 14 to 17 percent over $4.43 in 2016.

"We enter 2017 with market momentum and a focus on providing high-value, differentiated experiences that enhance growth for our clients and value for our shareholders," said Yabuki.

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Earnings Conference Call
The company will discuss its fourth quarter and full year 2016 results on a conference call and webcast at 4 p.m. CT on Wednesday, February 8, 2017. To register for the event, go to Fiserv.com and click on the Q4 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.

About Fiserv
Fiserv, Inc. (NASDAQ: FISV) enables clients worldwide to create and deliver financial services experiences that are in step with the way people live and work today. For more than 30 years, Fiserv has been a trusted leader in financial services technology, helping clients achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and insights and optimization. Fiserv is a member of the FORTUNE® 500 and has been named a FORTUNE World's Most Admired Company for three consecutive years. For more information, visit Fiserv.com.

Use of Non-GAAP Financial Measures
In this earnings release, the company supplements its reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "adjusted revenue," "internal revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share" and "free cash flow." Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance shareholders' ability to evaluate the company's performance as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from GAAP revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are included in this earnings release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and low visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 11 for additional information regarding the company's forward-looking non-GAAP financial measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, charges associated with early debt extinguishment, merger and integration costs related to acquisitions, and certain costs associated with the achievement of the company's operational effectiveness objectives. The company excludes these items to more clearly focus on the factors management believes are pertinent to its

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operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.

Internal revenue growth and free cash flow are non-GAAP financial measures and are described on page 10. Management believes internal revenue growth is useful because it presents revenue growth excluding the effects of acquisitions and dispositions and the impact of postage reimbursements in the company's Output Solutions business, and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: pricing and other actions by competitors; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; the impact of market and economic conditions on the financial services industry; the impact of a security breach or operational failure on the company's business; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue
Processing and services	$1,184	$1,110	$4,625	$4,411
Product	247	258	880	843
Total revenue	1,431	1,368	5,505	5,254

Expenses
Cost of processing and services	561	553	2,212	2,178
Cost of product	200	210	747	731
Selling, general and administrative	295	276	1,101	1,034
Total expenses	1,056	1,039	4,060	3,943

Operating income	375	329	1,445	1,311
Interest expense	(42)	(39)	(163)	(170)
Interest and investment (loss) income - net	—	—	(7)	1
Loss on early debt extinguishment	—	—	—	(85)

Income before income taxes and income from investment in unconsolidated affiliate	333	290	1,275	1,057
Income tax provision	(119)	(98)	(492)	(377)
Income (loss) from investment in unconsolidated affiliate	1	(3)	147	32

Net income	$215	$189	$930	$712

GAAP earnings per share - diluted	$0.98	$0.81	$4.15	$2.99

Diluted shares used in computing earnings per share	219.9	231.6	223.9	238.0

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

GAAP net income	$215	$189	$930	$712
Adjustments:
Merger, integration and other costs [1]	17	9	58	37
Severance costs	4	11	15	24
Amortization of acquisition-related intangible assets	39	45	158	194
Debt extinguishment and refinancing costs	—	—	—	92
Tax impact of adjustments [2]	(21)	(23)	(81)	(122)
StoneRiver and other investment activity [3]	—	3	(139)	(29)
Tax impact of StoneRiver and other investment activity [2]	—	(1)	52	13
Adjusted net income	$254	$233	$993	$921

GAAP earnings per share	$0.98	$0.81	$4.15	$2.99
Adjustments - net of income taxes:
Merger, integration and other costs [1]	0.05	0.02	0.17	0.10
Severance costs	0.01	0.03	0.04	0.06
Amortization of acquisition-related intangible assets	0.12	0.13	0.46	0.53
Debt extinguishment and refinancing costs	—	—	—	0.25
StoneRiver and other investment activity [3]	—	0.01	(0.39)	(0.07)
Adjusted earnings per share	$1.16	$1.00	$4.43	$3.87

[1]
Merger, integration and other costs include acquisition and related integration costs of $36 million in 2016, including a $10 million non-cash impairment charge during the first quarter associated with the decision to replace an existing software solution with software purchased in a business acquisition; certain costs associated with the achievement of the company's operational effectiveness objectives, including expenses related to data center and real estate consolidation activities; and a non-cash expense in 2015 related to the modification of certain employee equity award agreements.

[2]
The tax impact of adjustments is calculated using a tax rate of 35 percent, which approximates the company's annual effective tax rate, exclusive of the actual tax impacts associated with StoneRiver transactions.

[3]
Represents the company's share of net (gains) losses on the sales of a business interest and a subsidiary business at StoneRiver, as well as a non-cash write-off of a $7 million investment in the first quarter of 2016.

See page 3 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total Company
Revenue	$1,431	$1,368	$5,505	$5,254
Output Solutions postage reimbursements	(79)	(85)	(300)	(313)
Deferred revenue purchase accounting adjustments	2	1	6	4
Adjusted revenue	$1,354	$1,284	$5,211	$4,945

Operating income	$375	$329	$1,445	$1,311
Merger, integration and other costs	17	9	58	37
Severance costs	4	11	15	24
Amortization of acquisition-related intangible assets	39	45	158	194
Adjusted operating income	$435	$394	$1,676	$1,566
Operating margin	26.1%	24.0%	26.2%	24.9%
Adjusted operating margin	32.1%	30.7%	32.2%	31.7%

Payments and Industry Products ("Payments")
Revenue	$806	$751	$3,090	$2,862
Output Solutions postage reimbursements	(79)	(85)	(300)	(313)
Deferred revenue purchase accounting adjustments	1	—	3	—
Adjusted revenue	$728	$666	$2,793	$2,549

Operating income	$240	$224	$943	$840
Merger, integration and other costs	1	—	3	—
Adjusted operating income	$241	$224	$946	$840
Operating margin	29.8%	29.8%	30.5%	29.3%
Adjusted operating margin	33.1%	33.6%	33.8%	33.0%

Financial Institution Services ("Financial")
Revenue	$643	$630	$2,477	$2,443
Deferred revenue purchase accounting adjustments	1	1	3	4
Adjusted revenue	$644	$631	$2,480	$2,447

Operating income	$217	$195	$823	$826
Operating margin	33.7%	31.0%	33.2%	33.8%
Adjusted operating margin	33.7%	31.0%	33.2%	33.8%

Corporate and Other
Revenue	$(18)	$(13)	$(62)	$(51)

Operating loss	$(82)	$(90)	$(321)	$(355)
Merger, integration and other costs	16	9	55	37
Severance costs	4	11	15	24
Amortization of acquisition-related intangible assets	39	45	158	194
Adjusted operating loss	$(23)	$(25)	$(93)	$(100)

See page 3 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net income	$930	$712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	253	223
Amortization of acquisition-related intangible assets	158	194
Share-based compensation	68	65
Excess tax benefits from share-based awards	(51)	(38)
Deferred income taxes	21	20
Income from investment in unconsolidated affiliate	(147)	(32)
Dividends from unconsolidated affiliate	151	36
Non-cash impairment charges	17	6
Loss on early debt extinguishment	—	85
Other operating activities	(2)	(1)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(88)	(2)
Prepaid expenses and other assets	(68)	(66)
Accounts payable and other liabilities	178	148
Deferred revenue	11	(4)
Net cash provided by operating activities	1,431	1,346

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(290)	(359)
Payments for acquisitions of businesses	(265)	—
Other investing activities	1	(1)
Net cash used in investing activities	(554)	(360)

Cash flows from financing activities
Debt proceeds	2,126	3,121
Debt repayments, including redemption and other costs	(1,863)	(2,707)
Proceeds from issuance of treasury stock	79	71
Purchases of treasury stock, including employee shares withheld for tax obligations	(1,245)	(1,522)
Excess tax benefits from share-based awards	51	38
Other financing activities	—	(6)
Net cash used in financing activities	(852)	(1,005)

Net change in cash and cash equivalents	25	(19)
Cash and cash equivalents, beginning balance	275	294
Cash and cash equivalents, ending balance	$300	$275

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	December 31,
	2016	2015
Assets
Cash and cash equivalents	$300	$275
Trade accounts receivable – net	902	802
Prepaid expenses and other current assets	526	429
Total current assets	1,728	1,506

Property and equipment – net	405	396
Intangible assets – net	1,833	1,872
Goodwill	5,373	5,200
Other long-term assets	404	366
Total assets	$9,743	$9,340

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$1,242	$1,024
Current maturities of long-term debt	95	5
Deferred revenue	483	473
Total current liabilities	1,820	1,502

Long-term debt	4,467	4,288
Deferred income taxes	762	726
Other long-term liabilities	153	164
Total liabilities	7,202	6,680
Shareholders' equity	2,541	2,660
Total liabilities and shareholders' equity	$9,743	$9,340

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Fiserv, Inc.
Selected Non-GAAP Financial Measures
($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Payments Segment	6%	6%
Financial Segment	2%	2%
Total Company	4%	4%

[1]
Internal revenue growth is measured as the increase in adjusted revenue (see page 7) for the current period excluding acquired revenue and revenue attributable to dispositions, divided by adjusted revenue from the prior year period excluding revenue attributable to dispositions. In the fourth quarter of 2016, acquired revenue was $25 million (all in the Payments segment), and revenue in the comparable prior year period attributable to dispositions was $2 million (all in the Financial segment). Full year 2016 acquired revenue was $89 million (all in the Payments segment), and revenue in the comparable prior year period attributable to dispositions was $8 million (all in the Financial segment).

Free Cash Flow	Year Ended December 31,
	2016	2015
Net cash provided by operating activities	$1,431	$1,346
Capital expenditures [1]	(290)	(359)
Other adjustments [1,2]	(57)	19
Free cash flow	$1,084	$1,006

[1]
2015 includes $70 million of capital expenditures, primarily leasehold improvements and furniture and equipment related to the company's Atlanta facility consolidation, of which $25 million is offset by landlord reimbursements reported in net cash provided by operating activities, and $45 million of non-reimbursable building expenditures is included in "other adjustments."

[2]
Free cash flow excludes tax-effected severance, merger and integration payments; certain cash distributions from StoneRiver; cash tax benefits on early debt extinguishment; and other items which management believes may not be indicative of the future free cash flow of the company. "Other adjustments" removes cash distributions, net of related tax payments, from StoneRiver of $99 million and $20 million in 2016 and 2015, respectively.

See page 3 for disclosures related to the use of non-GAAP financial measures.

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Fiserv, Inc.
Forward-Looking Non-GAAP Financial Measures

Internal Revenue Growth - The company's internal revenue growth outlook for 2017 excludes the effects of acquisitions and dispositions and the impact of postage reimbursements in its Output Solutions business, and includes deferred revenue purchase accounting adjustments. These adjustments are subject to variability and are anticipated to impact 2017 revenue growth by approximately 1 percent.

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2017 excludes certain non-cash or other items to enhance shareholders' ability to evaluate the company's performance as such measures provide additional insights into the factors and trends affecting its business. Non-cash or other items may be significant and include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, charges associated with early debt extinguishment, merger and integration costs related to acquisitions, and certain costs associated with the achievement of the company's operational effectiveness objectives. The company estimates that the annual amortization expense with respect to acquired intangible assets recorded at December 31, 2016 will approximate $150 million in 2017. Other adjustments to earnings per share that have been incurred in 2016 are presented on page 6. Estimates of these other adjustments on a forward-looking basis are not available due to the variability, complexity and low visibility of these items.

See page 3 for disclosures related to the use of non-GAAP financial measures.

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